Exhibit 10.14(ii)
Mutual Non Disclosure Agreement
This Mutual Non Disclosure Agreement (this “Agreement”) is entered by and between Topspin Medical (Israel) Ltd., of 2 Yodfat St., North Industrial Zone Lod, Israel and                                         , of                                         . The parties wish to discuss a possible business relationship, and in connection therewith each of the parties has been and/or will be provided with, and/or has been or will be given access to certain confidential information of the other party. With respect to any and all information disclosed by a party hereto (“Disclosing Party”) to the other party (“Receiving Party”), the parties wish to ensure due protection of such information.
Therefore, the parties hereby agree as follows:
1. Receiving Party acknowledges that it may receive information regarding the activities and business of Disclosing Party, its parent companies, subsidiaries and/or affiliates, all whether in oral, written, graphic, or machine-readable form, or in any other form, including, without limitation, concepts, techniques, processes, methods, systems, designs, drawings, photographs, models, prototypes, computer programs, research materials, formulas, development or experimental work, work in progress, mask work, inventions, cost data, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer or supplier lists (collectively, “Confidential Information”). For the avoidance of doubt, nothing herein shall be deemed to impose on Disclosing Party any duty or obligation to disclose any such information to Receiving Party, and such disclosure shall be at all times at Disclosing Party’s sole and absolute discretion. Furthermore, nothing herein shall be deemed to create any representation that the Confidential Information, or any part of it, is whole, accurate or correct.
2. Information shall not be deemed Confidential Information, for purposes of this Agreement, if: (a) such information is in the public domain at the time of disclosure, or subsequently becomes part of the public domain, through no breach of Receiving Party of its obligations hereunder; (b) such information is received by Receiving Party from a third party exempt from confidentiality undertakings; (c) Receiving Party can show documentary evidence that such information was in its possession at the time of disclosure; or (d) Receiving Party is compelled by court or government action pursuant to applicable law to disclose such information, provided, however, that Receiving Party gives Disclosing Party prompt notice thereof so that Disclosing Party may seek a protective order or other appropriate remedy, and further provided that in the event that such protective order or other remedy is not obtained, Receiving Party shall furnish only that portion of the Confidential Information which is legally required, and shall exercise all efforts required to obtain confidential treatment for such information.
3. The Confidential Information shall be used by Receiving Party for the sole purpose of evaluating its interest in future cooperation with Disclosing Party as set forth hereinabove.
4. Receiving Party hereby acknowledges that the Confidential Information is highly confidential, and undertakes that, at all times, it: (i) shall treat and maintain the Confidential Information as confidential, and hold all such Confidential Information in trust and in strict confidence, utilizing the same degree of care it uses to protect its own confidential information, but in no event less than a reasonable degree of care; (ii) shall not disclose the Confidential Information to any third party, whether or not for consideration; (iii) shall not use the Confidential Information for any purpose other than the limited purpose mentioned in Section 3 above, or exploit the Confidential Information for its own benefit or for the benefit of anyone else, without the prior written consent of Disclosing Party; and (iv) shall not make any copies of the Confidential Information without the prior written consent of Disclosing Party.
5. Receiving Party undertakes to disclose the Confidential Information only to those of its employees and consultants (each, a “Representative”) who have to be so informed in order to ensure its proper evaluation, provided that such Representatives are bound by written confidentiality and non-use undertakings towards Receiving Party which also apply to the Confidential Information disclosed to Receiving Party under this Agreement. Receiving Party will be responsible for ensuring that the obligations of confidentiality and non-use contained herein are observed by all Representatives, and it represents that it has instituted policies and procedures which provide such adequate protection for the

Confidential Information. Without derogating from the aforesaid, Receiving Party shall bear full responsibility for any harm caused to Disclosing Party by disclosure to Representatives.
6. Upon Disclosing Party’s first written demand, Receiving Party shall return to Disclosing Party all Confidential Information, including all records, products and samples received, and any copies thereof, as well as any notes, memoranda or other writings or documentation which contain or pertain to the Confidential Information or any portion thereof, whether in its possession or under its control, shall erase all electronic records thereof, and shall so certify to Disclosing Party in writing.
7. The Confidential Information and all right, title and interest therein will remain at all times the exclusive property of Disclosing Party, its parent companies, subsidiary companies and/or affiliates. Nothing hereunder may be construed as granting to Receiving Party any right, warranty or license by implication or otherwise under any patent, copyright, know-how or design rights, or other form of protection of industrial or intellectual property, or as creating any obligation on the part of Disclosing Party to enter into any business relationship whatsoever or to offer for sale any service or product.
8. Receiving Party recognizes, acknowledges and agrees that Disclosing Party may be irreparably harmed if Receiving Party’s obligations and undertakings herein are not specifically enforced, and that Disclosing Party would not have an adequate remedy at law in the event of actual or threatened violation by Receiving Party of such obligations and undertakings. Therefore, Receiving Party agrees that Disclosing Party shall be entitled to seek and obtain an injunction, without bond, or to an appropriate decree of specific performance or any other appropriate equitable relief.
9. All of Disclosing Party’s rights hereunder and all of Receiving Party’s obligations and undertakings hereunder shall be in full effect for the entire term of this Agreement and for an unlimited period of time after its termination, cancellation or expiration for any reason whatsoever, so long as any information disclosed by Disclosing Party to Receiving Party under this Agreement remains Confidential Information of Disclosing Party.
10. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, supersedes all prior written or oral agreements with respect thereto. And may not be modified except by written instrument signed by a duly authorized representative of each party hereto. No failure, delay of forbearance of either party in exercising any power or right hereunder shall in any way restrict or diminish such party’s rights and powers under this Agreement, or operate as a waiver of any breach or nonperformance by either party of any terms of conditions hereof. This Agreement shall be governed by the laws of the State of Israel

Topspin Medical (Israel) Ltd.	[Insert full name]

By:	By:

Title:	Title:

Date:	Date: